       MORGAN STANLEY INSTITUTIONAL FUND TRUST - MID CAP GROWTH PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        OCTOBER 1, 2009 - MARCH 31, 2010

                                                                     AMOUNT OF
                                      OFFERING                         SHARES
    SECURITY      PURCHASE/  SIZE OF  PRICE OF     TOTAL AMOUNT      PURCHASED
    PURCHASED    TRADE DATE OFFERING   SHARES       OF OFFERING       BY FUND
---------------- ---------- -------- --------- -------------------- ----------
     Verisk      10/06/09      --     $22.000         $8,525,000.00    604,496
 Analytics Inc.

   Ironwood      02/02/10      --    $ 11.250        $16,666,667.00  2,088,679
Pharmaceuticals
     Inc.

   % OF    % OF
 OFFERING  FUNDS
PURCHASED  TOTAL
 BY FUND  ASSETS        BROKERS       PURCHASED FROM
--------- ------ ------------------- ----------------
    0.71%  0.37% BofA Merrill Lynch, Merrill Lynch
                   Morgan Stanley,
                 J.P. Morgan, Wells
                  Fargo Securities,
                   William Blair &
                  Company, Fox-Pitt
                    Kelton Cochran
                   Caronia Waller,
                   Keefe Bruyette &
                        Woods

   12.53%  0.61% J.P. Morgan, Morgan    JP Morgan
                   Stanley, Credit
                     Suisse, BofA
                    Merrill Lynch,
                   Wedbush PacGrow
                    Life Sciences